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                                                                    Exhibit 4.35



                      ___________________________________

                          EXODUS COMMUNICATIONS, INC.

                                      AND


                                HSBC BANK USA,

                                    TRUSTEE

                               _________________

                  SECOND SUPPLEMENTAL SUBORDINATED INDENTURE

                          Dated as of March 28, 2001

                          supplementing that certain
                            SUBORDINATED INDENTURE
                         Dated as of February 9, 2001,
                       as supplemented and amended by a
                      SUPPLEMENTAL SUBORDINATED INDENTURE
                         Dated as of February 9, 2001

                               _________________

          5 1/4 % CONVERTIBLE SUBORDINATED NOTES DUE FEBRUARY 15, 2008
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     This SECOND SUPPLEMENTAL SUBORDINATED INDENTURE, dated as of March 28, 2001
(the "Second Supplemental Indenture"), between EXODUS COMMUNICATIONS, INC., a Delaware corporation (herein called the "Company"), and HSBC Bank USA, a banking corporation and trust company duly organized and existing under the laws of the State of New York, as Trustee (the "Trustee"), amending and supplementing the Subordinated Indenture dated as of February 9, 2001 (the "Base Indenture"), as amended and supplemented by a Supplemental Subordinated Indenture dated as of February 9, 2001 (the "Supplemental Indenture" and together with the Base Indenture, the "Indenture").

                                   RECITALS
                                   --------

     The Company has duly authorized the execution and delivery of this Second Supplemental Indenture and all things necessary to make this Second Supplemental Indenture a valid agreement of the Company have been done. This Second Supplemental Indenture is entered into pursuant to Section 12.1(1)(h) of the Supplemental Indenture and does not adversely affect the interests of the Holders of Securities in any material respect.

     NOW, THEREFORE, in consideration of the above premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities, as follows:

1. The first sentence in the sixth paragraph of the reverse side of the Form of Security contained in Section 3.2 of the Supplemental Indenture shall be amended in its entirety and restated to read as follows:

     "Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time following the initial issuance date of the Securities and on or before the close of business on the date of Maturity, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised its right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day next preceding such Redemption Date or
                             --------------------------------
the Repurchase Date, as the case may be, to convert this Security (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is $1,000 or any integral multiple of $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 43.9464 shares of Common Stock for each $1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, with the conversion notice hereon

                                       1
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duly executed and, in case such surrender shall be made during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security or portion thereof has been called for redemption on a Redemption Date during the period from such Record Date through the date that is three (3) Business Days following such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent")."

2. All the provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as supplemented and amended by this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

3. For all purposes of this Second Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this Second Supplemental Indenture shall have the meanings ascribed to such terms in the Supplemental Indenture.

4. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be deemed an original; but such counterparts shall together constitute but one and the same instrument.

5. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture.


               [Remainder of This Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, all as of the date first written above.



                              EXODUS COMMUNICATIONS, INC.


                              By:    /s/ ADAM W. WEGNER
                                   ------------------------------------
                              Name:  ADAM W. WEGNER
                                   ------------------------------------
                              Title: Senior Vice President, Legal And
                                     Corporate Affairs, General Counsel
                                     And Secretary


                              HSBC BANK USA, as Trustee


                              By:    /s/ HSBC BANK USA
                                    ------------------------------------
                              Name:  Russ Paladino
                                    -----------------------------------
                              Title: Vice President
                                    -----------------------------------

               [Signature Page to Second Supplemental Indenture]